BELL, BOYD & LLOYD PLLC LETTERHEAD]
Stacy Winick
202.955.7040
swinick@bellboyd.com
Direct Fax:  312.827.8188


                                                 February 24, 2003

         We hereby consent to the incorporation by reference of our opinions relating to the respective series of Liberty-Stein Roe Funds Investment Trust (the "Trust") filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:

                                                                                                  Exhibit
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---
Liberty European Thematic Equity Fund                   12/22/00          12/22/00            i(2)          70
(previously named Stein Roe European
     Thematic Equity Fund)

Liberty Global Thematic Equity Fund                     12/22/00          12/22/00            i(2)          70
(previously named Stein Roe Global
     Thematic Equity Fund)

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                        Very truly yours,

                                                        BELL, BOYD & LLOYD PLLC

                                                        By   /s/ Stacy H. Winick
                                                                 Stacy H. Winick